Exhibit 99

FOR IMMEDIATE DISTRIBUTION

TRX REPORTS FISCAL 2005 RESULTS

Revenues in Core Business Increase 15%, Adjusted EBITDA Reaches $11.3 million

ATLANTA, 16 February 2006 — TRX, Inc. (NASDAQ: TRXI), a leading, independent provider of transaction processing and data integration services to the global travel industry, today reported financial results for the quarter and year ended 31 December 2005.

For 2005, total revenues were $118.6 million compared with $113.5 million in 2004. Net loss for the year was $6.7 million, which includes $3.4 million in expenses related to the Company’s initial public offering in September 2005, compared with a net loss of $11.2 million in 2004. Loss per diluted share for 2005 was $0.48 as compared to a loss of $0.91 per share in 2004.

Revenues excluding client reimbursements for 2005 were $115.7 million. Revenues from transaction processing services increased 9% to $72.1 million. Revenues from data integration services increased 55% to $16.3 million. Revenues from customer care activities decreased 16% to $27.3 million. Core transaction processing and data integration revenues were 76% of revenues excluding client reimbursements compared to 70% in 2004. Customer care revenue declined to 24% of revenues excluding client reimbursements, compared to 30% in 2004 as the Company continued to proactively reduce call center volumes.

Adjusted EBITDA was $11.3 million for 2005, a fourfold increase from $2.8 million in 2004.

Total revenues for the fourth quarter of 2005 were $27.0 million compared with $27.3 million in the fourth quarter of 2004. Net income for the current quarter was $0.3 million compared with a net loss of $5.4 million in the fourth quarter of 2004. Net earnings per diluted share were $0.02 compared to a net loss of $0.43 per diluted share in the fourth quarter of 2004.

Revenues excluding client reimbursements for the fourth quarter of 2005 were $26.4 million. Revenues from transaction processing services increased 3% to $16.3 million. Revenues from data integration services increased 12% to $4.4 million. Revenues from customer care activities decreased 13% to $5.7 million. Core transaction processing and data integration revenues increased to 78% of revenues compared to 75% in the fourth quarter of 2004. Customer care revenue declined to 22% of revenues, compared to 25% in the fourth quarter of 2004.

Adjusted EBITDA was $2.8 million for the quarter, a $3.4 million increase from the fourth quarter of 2004.

“On reporting our first year’s results as a public company, we are pleased with the trends in our performance,” said TRX President & CEO Trip Davis. “Our business performance continues to support the three business priorities we laid out earlier in the year. Growth in our core transaction processing and data integration business continues to come from both new and existing clients. Our transition away from the lower-margin call center business is on track and making progress, and our operating margin reflects the benefit of increased leverage over both the quarter and the year.”

“Looking forward to 2006, TRX is well positioned for growth, as exemplified by our announcement of contract extensions with both American Express and Citigroup during the fourth quarter,” Davis continued. “Our team is focused on delivering a strong Adjusted EBITDA performance and positioning the Company for continued success in the coming year.”

On 27 September 2005, TRX priced its initial public offering of 6.8 million shares of common stock at a price of $9.00 per share. The Company sold 3.4 million shares of common stock generating net proceeds of $26.4 million.

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Copyright 2005 TRX, Inc. All rights reserved.

Page 2 of 3 - TRX Reports 2005 Results

TRX also issued guidance for the year 2006 and reiterated long-term growth targets:

•	2006 revenues excluding client reimbursements are expected to be $109 to $124 million. Core transaction processing and data integration revenues are expected to be $99 to $104 million. Depending on the timing of the Company’s recently announced transition of its U.S. customer care business, customer care revenues are expected to decline to $14 to $20 million.

•	2006 Adjusted EBITDA is expected to be $19.5 to $21.5 million.

•	Diluted earnings per share are expected to be $0.55 to $0.66, excluding the effect of stock compensation expense due to SFAS 123R.

•	Long-term growth targets (3-5 years) are expected to consist of annual revenue growth of 20 to 30% and an adjusted EBITDA margin of 18 to 23%.

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide investors with a better baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. Adjusted EBITDA margin consists of Adjusted EBITDA divided by transaction and other revenues (excludes client reimbursements). EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures, and other risks.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Copyright 2005 TRX, Inc. All rights reserved.

Page 3 of 3 - TRX Reports 2005 Results

Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Thursday, 16 February at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, an archived Webcast will be available shortly after the conclusion of the call, and remain available on the TRX Website at www.trx.com for 90 days.

About TRX

TRX is a leading, independent provider of transaction processing and data integration services to the global travel industry. TRX provides five hosted technology and service offerings: RESX (Online Booking), SELEX (Agent Technology), CORREX (Automated Processing), TRANXACT (Settlement & Exceptions), and DATATRAX (Data Integration). TRX provides each of these solutions independently or as a comprehensive, integrated end-to-end processing suite for travel agencies, travel suppliers, large corporations, credit card issuers, and expense management companies. TRX is headquartered in Atlanta, Georgia with operations and associates in North America, Europe, and Asia.

Investor Contact:	Lindsey Sykes
Chief Financial Officer
(404) 929-6154

Media Contact:	Kari Walker
(404) 214-0722

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TRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(Unaudited)
REVENUES:
Transaction Processing	$16,257	$15,745	$72,083	$66,410
Data Integration	4,442	3,971	16,300	10,512
Customer Care	5,725	6,598	27,322	32,476

Transaction and other revenues	26,424	26,314	115,705	109,398
Client reimbursements	580	971	2,911	4,061

Total revenues	27,004	27,285	118,616	113,459

EXPENSES:
Operating	17,285	19,792	74,443	73,230
Selling, general and administrative	3,992	3,735	19,295	19,885
Technology development	2,311	3,323	11,176	13,462
Client reimbursements	580	971	2,911	4,061
Restructuring	8	1,732	2,327	1,732
Depreciation and amortization	2,655	2,491	9,984	9,943

Total expenses	26,831	32,044	120,136	122,313

OPERATING INCOME (LOSS)	173	(4,759)	(1,520)	(8,854)
INTEREST INCOME (EXPENSE), net	129	(644)	(2,246)	(2,323)
DEBT CONVERSION EXPENSE	—	—	(2,898)	—

NET INCOME (LOSS)	$302	$(5,403)	$(6,664)	$(11,177)

Net Income (Loss) per Share
Basic	$0.02	$(0.43)	$(0.48)	$(0.91)
Diluted	0.02	(0.43)	(0.48)	(0.91)

Weighted Average Shares Outstanding
Basic	17,827	12,467	13,817	12,248
Diluted	17,827	12,467	13,817	12,248

Other Data
Adjusted EBITDA	$2,836	$(536)	$11,341	$2,821
Non-cash stock compensation	$14	$42	$70	$374
Capital expenditures	$1,985	$2,862	$8,675	$9,426
Transaction Processing volumes	18,548	16,476	81,437	73,474

			As of December 31,
			2005	2004
Consolidated Balance Sheet Data
Cash and cash equivalents			$28,633	$10,595
Convertible notes, net of discount			1,360	19,317
Total shareholders' equity (deficit)			32,601	(6,699)

TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net income (loss)	$302	$(5,403)	$(6,664)	$(11,177)
Depreciation and amortization	2,655	2,491	9,984	9,943
Interest (income) expense, net	(129)	644	2,246	2,323

EBITDA	2,828	(2,268)	5,566	1,089
Restructuring expenses (1)	8	1,732	2,327	1,732
IPO related bonuses (2)	—	—	550	—
Debt conversion expense (3)	—	—	2,898	—

Adjusted EBITDA	$2,836	$(536)	$11,341	$2,821

(1)	In late 2004, we made a strategic decision to close certain customer care facilities, including those in Paris, France; Zurich, Switzerland; and Orangeburg, South Carolina. We recorded restructuring expenses for severance, lease, transition costs and accelerated depreciation charges of $1.7 million in fiscal 2004 related to the closure of our Paris and Zurich facilities, and $2.3 million in fiscal 2005 related to the closure of our Orangeburg facility and revision of estimates related to the 2004 closures.
(2)	In connection with the completion of the IPO, we paid one-time management bonuses totaling $550,000.
(3)	In connection with the IPO, we made payments totaling $2.9 million to affect the conversion of $18.6 million of convertible notes with a conversion price of $11.03.